SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 22, 2005

(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)
(zip code)

Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 22, 2005, Weyerhaeuser Company and Weyerhaeuser Real Estate Company entered into a $1.2 billion, Five-Year Competitive Advance and Revolving Credit Agreement (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Bank of America, N.A., Deutsche Bank Securities Inc. and The Bank of Tokyo-Mitsubishi, LTD., as Documentation Agents, Morgan Stanley Bank, as Co-Documentation Agent, and the lenders, swing line banks and initial fronting banks named therein. The Credit Agreement replaces an earlier $1.2 billion, Third Amended and Restated 364-Day Revolving Credit Agreement among Weyerhaeuser Company, Weyerhaeuser Real Estate Company, JPMorgan Chase Bank, as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, The Bank of Tokyo – Mitsubishi, LTD. and Deutsche Bank Securities Inc., as Co-Documentation Agents, and the lenders and initial fronting bank named therein.

     Both Weyerhaeuser Company and Weyerhaeuser Real Estate Company may make borrowings under the Credit Agreement, with Weyerhaeuser Real Estate Company’s borrowings limited to $400 million in the aggregate. Weyerhaeuser Company and Weyerhaeuser Real Estate Company are severally liable for their respective borrowings under the Credit Agreement. At the option of the borrower, borrowings under the Credit Agreement may be maintained as “base rate” loans or Eurodollar loans. Eurodollar borrowings bear interest at an annual rate equal to the Eurodollar rate plus the applicable margin and applicable utilization fees as defined in the Credit Agreement. Base Rate borrowings bear interest at an annual rate based on the “base rate” of interest in effect plus the applicable margin and applicable utilization fees as defined in the Credit Agreement. The “base rate” of interest is the higher of i) 1/2 of 1% in excess of the fed funds rate and (ii) the rate announced publicly by JPMorgan Chase Bank, N.A., from time to time as its prime or base commercial lending rate. The applicable margin will vary depending upon the type of loan and Weyerhaeuser Company’s long-term unsecured debt credit rating and ranges from 0.000% to 0.775%. The applicable utilization fee varies between 0.125% and 0.250% depending on Weyerhaeuser Company’s long-term unsecured debt credit rating and applies on any date that the aggregate principal amount of outstanding advances exceeds 50% of the aggregate commitments.

     The Credit Agreement contains customary terms and conditions, including certain financial covenants that are similar to those contained in the previous facility, including, without limitation, covenants restricting our ability to incur secured indebtedness or liens, to enter into sale and leaseback transactions, or to merge or consolidate with another entity. The Credit Agreement contains a covenant restricting our ability to permit Total Funded Indebtedness (as defined in the Credit Agreement) of Weyerhaeuser Company to exceed 65% of the Total Adjusted Shareholders’ Interest (as defined in the Credit Agreement) of Weyerhaeuser Company and a covenant restricting our ability to permit the Total Adjusted Shareholders’ Interest of Weyerhaeuser Company to be less than $5 billion. The Credit Agreement also contains certain covenants restricting Weyerhaeuser Real Estate Company’s ability to reduce its Capital Base (as defined in the Credit Agreement), to incur debt or liens, to sell assets, or to merge or consolidate with another entity.

     Some of the lenders under the Credit Agreement and their affiliates have various relationships with us and our subsidiaries involving the provision of financial services, including cash management, investment banking, trust and leasing services.

     The Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by this reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	The following items are filed as exhibits to this report:

10.1	Five-Year Competitive Advance and Revolving Credit Agreement (the “Credit Agreement”) among Weyerhaeuser Company, Weyerhaeuser Real Estate Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Bank of America, N.A., Deutsche Bank Securities Inc. and The Bank of Tokyo-Mitsubishi, LTD., as Documentation Agents, Morgan Stanley Bank, as Co-Documentation Agent, and the lenders, swing line banks and initial fronting banks named therein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Steven J. Hillyard

Its:	Vice President and
Chief Accounting Officer

Date: March 22, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Five-Year Competitive Advance and Revolving Credit Agreement (the “Credit Agreement”) among Weyerhaeuser Company, Weyerhaeuser Real Estate Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Bank of America, N.A., Deutsche Bank Securities Inc. and The Bank of Tokyo-Mitsubishi, LTD., as Documentation Agents, Morgan Stanley Bank, as Co-Documentation Agent, and the lenders, swing line banks and initial fronting banks named therein.